Exhibit 99.1

Calix Releases Second Quarter 2023 Financial Results

SAN JOSE, CA – July 19, 2023 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its second quarter 2023, which have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the letter to stockholders, along with accompanying supplemental financial information.

A conference call to discuss these results with President & CEO Michael Weening and CFO Cory Sindelar will be held tomorrow, July 20, 2023, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Calix Investor Relations website. The live conference call will be available by dialing (877) 407-4019, or international (201) 689-8337, with conference ID# 13739355. Participants may also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A replay of the conference call will be available following the completion of the call. In addition, the webcast of the call will be archived on the Calix Investor Relations website.
About Calix

Calix, Inc. (NYSE: CALX) – Broadband service providers of all sizes leverage the Calix platform and teams to simplify their business and excite their subscribers to grow the value of their business and for their communities for generations. The democratizing power of the platform and portfolio of managed services enables them to operate efficiently, acquire subscribers, and deliver exceptional experiences. Calix is dedicated to driving continuous improvement in partnership with our growing ecosystem to support the transformation of our customers and their communities.

Category: Financial

Investor Inquiries:
Jim Fanucchi
VP, Investor Relations
InvestorRelations@calix.com
(408) 404-5400